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                              EMPLOYMENT AGREEMENT



                  This Employment Agreement is effective as of October 1, 1999 by and between SPS Technologies, Inc., a Pennsylvania corporation (the "Company"), and John S. Thompson, an individual (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ the Employee and the Employee desires to be so employed, on the terms and conditions herein set forth; and

                  WHEREAS, contemporaneous herewith the Company and the Employee are entering into an executive severance agreement relating to certain severance payments in the event of a Change of Control as therein provided
(the "Executive Severance Agreement");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                  Section 1. Employment. The Company hereby employs the Employee, which employment the Employee hereby accepts, to serve, subject to the direction, supervision and control of the Company's Chairman and Chief Executive Officer (the "CEO") and the Board of Directors of the Company (the "Board"), as the Company's President and Chief Operating Officer ("President and Chief Operating Officer"). In such regard, the Employee agrees to undertake and discharge such duties, functions and responsibilities as are from time to time assigned to the Employee by the CEO, consistent with the terms and provisions of this Employment Agreement.

                  Section 2. Term and Termination.

                             (a) Term. The Employee's employment by the Company
shall commence as of October 1, 1999 (the "Effective Date") and shall continue until such employment is terminated by the Company or by the Employee or when the Employee reaches the age of 65, retires, dies or becomes disabled, whichever is sooner. Any such termination shall also automatically constitute the

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resignation by the Employee, and the termination of the Employee's status and capacity, as an officer, employee and/or agent of the Company, and as an officer, employee, agent and/or as a member of the Board of any of the Company's subsidiaries or affiliates.

                             (b) Termination by Employee. The Employee may
terminate this Employment Agreement and the Employee's employment under this Employment Agreement at any time by giving at least ninety (90) days' prior written notice of such termination to the Company.

                             (c) Termination by Company. The Company may
terminate this Employment Agreement and the Employee's employment under this Employment Agreement at any time for any reason or for no reason and whether or not constituting "Cause" (as defined in Section 6(e)(i) hereof), immediately or on such future date (not to exceed ninety (90) days from the date of notice) as may be specified in the written notice of termination to the Employee from the Company.

                             (d) Termination Upon Death, Retirement or
Disability. This Employment Agreement and the Employee's employment under this Employment Agreement shall terminate automatically and without notice immediately upon (i) the death of the Employee, or (ii) the retirement of the Employee in accordance with the Company's retirement income plan, (iii) the Employee's attaining age 65, or (iv) the disability of the Employee which qualifies the Employee for benefits under the Company's Long Term Disability Plan.

                  Section 3. Compensation.

                             (a) Base Salary. In consideration for all services
rendered by the Employee, hereunder or otherwise, to or for the benefit of the Company, its subsidiaries and affiliates, the Company shall pay the Employee a base salary at the rate per annum during the first year of employment equal to Four Hundred Thousand Dollars ($400,000), payable in equal monthly installments. The Employee's base salary shall be reviewed annually by the Board and may be increased further (but not decreased) in the sole discretion of the Board.

                             (b) 1999 Bonus. As additional consideration for the
Employee's service hereunder, the Employee shall be eligible to participate in the Company's Management Incentive Plan (the "MIP") for an incentive bonus opportunity for 1999 equivalent to 25% of an annual maximum bonus opportunity based on a maximum payment of 50% of Employee's base salary (i.e. $100,000) in

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accordance with the terms of the MIP. This 1999 incentive bonus opportunity under the MIP shall have the same MIP payout ranges and objectives established and approved by the Board for the Company's CEO.

                             (c) Subsequent Years' Incentive Compensation. In
plan years after 1999, the Employee shall be eligible to participate in the Company's incentive compensation plans in accordance with the terms thereof, including, but not limited to, the MIP and the Company's Long Range Incentive Plan ("LRIP"). For 2000 plan year, the Employee's annual maximum bonus opportunity for the MIP shall be based on a maximum payment of 50% of Employee's base salary and the Employee's annual maximum bonus opportunity for the LRIP shall be based on a maximum payment of 40% of Employee's base salary. The Employee's objectives for the bonus opportunities for the 2000 plan year under the MIP shall be established by the Board. The Employee's objectives for the bonus opportunities for the 2000 plan year under the LRIP shall be based on the current Company plan for 2000 and shall be the same objectives established by the Board for the Company's CEO under the LRIP. Bonus opportunities and objectives for subsequent plan years shall be established by the Board.

                             (d) Stock Options. The Employee shall be granted
the right and option to purchase seventy-five thousand (75,000) common shares of the Company at the market value of such shares at the close of trading on the Effective Date. The Employee shall also be granted the right and option to purchase an additional twenty-five thousand (25,000) common shares of the Company after the 2001 Annual Meeting of Shareholders of the Company.

                             (e) Benefit Plans. The Employee shall be eligible
during the term of his employment under this Employment Agreement to participate in all employee benefit plans and employee fringe benefits such as health, disability and life insurance and retirement programs (including the Company's senior executive severance plan, retirement income plan, executive deferred compensation plan, supplemental executive retirement plan, and benefit equalization plan) now or hereafter made available to executive employees of the Company generally

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(collectively, such plans and programs are herein collectively referred to as the "Benefit Plans"), to the extent and on the same terms and conditions (subject, however, to the terms and provisions of any such plans or programs) as from time to time are accorded other employees serving as executive officers of the Company, except as such Benefit Plans may be expressly modified by the terms of this Employment Agreement. The Employee shall be entitled to not less than four (4) weeks vacation annually.

                             (f) Limitation on Compensation and Benefits. Except
as specifically set forth in this Employment Agreement and the Benefit Plans and except for such compensation, if any, which may be paid to the Employee as a member of the Board, the Employee shall not receive or be entitled to any other compensation, perquisites or benefits.

                  Section 4. Relocation. The Company shall reimburse the Employee the reasonable costs and expenses of moving his principal residence to the greater Philadelphia, Pennsylvania metropolitan area in accordance with its employee relocation expense reimbursement policy.

                  Section 5. Board Membership. The Employee shall be nominated by the Board for membership on the Company's Board in the year 2000. The Employee shall not accept any other board memberships or remunerative positions, other than with the Company and its subsidiaries, whether or not for compensation, in the future except with the concurrence of the Board in each instance.

                  Section 6. Severance Compensation.

                             (a) Termination Upon Change of Control. In the
event of a "Triggering Termination" of the Employee during a "Change of Control Period" (as such terms are defined in the Executive Severance Agreement) or a termination resulting from a breach of Section 16 of such Executive Severance Agreement, the provisions of such Executive Severance Agreement shall govern and the Employee shall be entitled to the rights and benefits, if any, set forth in such Executive Severance Agreement in accordance with its terms in lieu of any severance payments, rights or benefits under or in respect of this Employment Agreement.

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                             (b) Termination by Employee, by the Company for
"Cause" or Upon Death, Disability or Retirement. Upon termination of the Employee's employment under this Employment Agreement (i) by the Employee (other than upon a "Constructive Termination" as defined in Section 6(e)(ii) hereof),
(ii) upon the death, disability or retirement of the Employee or the Employee's attaining age 65, or (iii) by the Company for "Cause" (as defined in Section 6(e)(i) hereof), all rights and benefits of the Employee hereunder or in respect hereof or in respect of his employment by the Company shall cease and terminate without further liability or obligation on the part of the Company whatsoever, except payment of the Employee's base salary through the effective date of termination of employment and such sums, if any, due or to become due under any of the Benefit Plans in which the Employee is a participant as of the effective date of termination of employment in accordance with the terms and provisions of such Benefit Plans (which sums, if any, shall be payable as provided by the terms of such Benefit Plans).

                             (c) Termination by the Company Without Cause. Upon
termination (other than a termination of employment upon the retirement, death or disability of the Employee or the Employee's attaining age 65) of the Employee's employment under this Employment Agreement (A) by the Company without Cause, or (B) by the Employee upon a Constructive Termination, (herein a "Severance Termination"), the Company shall pay the Employee, within 30 days after the effective date of the Severance Termination, in full and complete settlement, satisfaction and release of all claims and rights the Employee may have against the Company and liabilities or obligations the Company may have to the Employee (and whether arising under, pursuant to or in respect of this Employment Agreement, the Employee's employment by the Company or the termination thereof, or otherwise), such payments, rights and benefits (other than the rights provided under Section 5.1 and Article VII of the SESP) provided under the Company's SESP, as such plan is in effect on the Effective Date, as though the Employee were entitled to fully participate therein except that the term "Triggering Termination" as used in the SESP shall be deemed to mean a Constructive Termination as defined herein or a termination by the Company without Cause.

                             (d) Release. In consideration of, and as a
condition to, the foregoing payments and benefits, which the Employee acknowledges to be adequate consideration therefor in excess of the consideration to which he otherwise would be entitled upon any such termination,

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the Employee shall provide the Company with a fully executed general release of and from all liabilities, claims, suits, actions and other matters, in form and substance reasonably satisfactory to the Company.

                             (e) Certain Definitions. As used herein, the
following terms shall have the following meanings:

                                 (i) "Cause" shall mean misappropriation of
funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of the Employee's duties, which gross negligence has had an adverse effect on the Company's business, operations, assets or properties so as to materially adversely affect the financial condition of the Company and its subsidiaries taken as a whole.

                                 (ii) "Constructive Termination" shall mean a
termination of the Employee's employment under this Employment Agreement initiated by the Employee following one or more of the following occurrences not approved in advance by the Employee, provided notice of such occurrence is given by the Employee to the Company in writing and the Company fails for a period of more than twenty (20) days to cure the same:

                                      (A) a significant reduction by the Board
of the authority, duties or responsibilities of the Employee as an employee of the Company including a removal of the Employee as President and Chief Operating Officer of the Company;

                                      (B) a reduction in, or a wrongful refusal
to pay, the Employee's base salary, by the Company;

                                      (C) a termination or modification of MIP
or LRIP or any action taken pursuant to the terms of such plans, which materially (x) reduces the Employee's opportunity to receive compensation under either or both of such plans of equivalent amounts previously received by the Employee, subject to the right of the Board to establish reasonable objectives under MIP and LRIP, (y) reduces the compensation payable to the Employee under either or both of such plans but which does not effect comparable reductions in the compensation payable to the other participants in such plans, or (z) increases the compensation payable to other participants in either or both of such plans but which does not effect corresponding increases in the amount of compensation payable to the Employee (provided the Employee was, at the time of such termination or modification, a participant in such plan), unless the

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Company replaces MIP or LRIP (or any successor plan thereto permitted hereby) or the provision so modified with incentive compensation or incentive compensation plans at least equal to or better than the MIP or LRIP or the provision thereof as modified or revoked; or

                                      (D) a termination or modification of the
Company's retirement income plan ("RIP"), benefit equalization plan ("BEP"), deferred compensation plan (in the event the Employee is a participant therein), or the supplemental executive retirement plan ("SERP"), which materially reduces to the detriment of the Employee (x) the benefits provided by such plans, or (y) the funding thereof provided by the RIP or by any trust established by the Company to fund benefits provided by the BEP, the deferred compensation plan (if applicable), or the SERP, unless the Company replaces such plan or provision thereof as so modified or terminated with a benefit or benefits at least equal to or better than the plan (or any successor plan thereto permitted hereby) or provision thereof as modified or terminated.

                             (f) Arbitration. All claims, controversies and
disputes arising out or in respect of or concerning the breach, interpretation or application of this Agreement, the Employee's employment hereunder or the termination hereof or of such employment, including without being limited to any claims that the application of this Employment Agreement or the termination of the employment relationship established hereby violates any federal, state or local law or regulation, shall be submitted to and resolved exclusively by final and binding arbitration in the City of Philadelphia, Pennsylvania, before a panel of three arbitrators pursuant to the Rules of the American Arbitration Association, Rules for Commercial Arbitration. One such arbitrator shall be appointed by each party and the two so appointed shall select a third, or if they are unable to agree within fifteen (15) days of their appointment, the third shall be appointed by the AAA. Arbitration must be demanded within thirty
(30) calendar days of the time when the demanding party knows or should have known of the event or events giving rise to the claim. The arbitration opinion and award shall be final and binding on the Company and the Employee and shall be enforceable by any court. Each party shall bear their own costs and expenses, including but not limited to attorneys' fees and expenses. The Company and the Employee shall share equally all costs of arbitration, excepting their own attorneys' fees and expenses. The Company and the Employee recognize that this

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Section 6(f) means that certain claims will be litigated and reviewed before an impartial arbitrator or panel of arbitrators instead of before a court of law and/or a jury, but desire the many benefits of the arbitration process over court proceedings, including speed of resolution, lower costs and fees, and more flexible rules of evidence. The arbitrator or arbitrators duly selected pursuant to the AAA Rules shall have the same power and authority to order any remedy for violation of a statute, regulation, or ordinance as a court would have; and shall have the same power to order discovery as a federal district court has under the Federal Rules of Civil Procedure. This Section is intended by the Company and the Employee to be enforceable under the Federal Arbitration Act and any similar state law. Any award shall bear interest at the "prime rate."

                  Section 7. Non-Competition. During the term of this Employment Agreement and thereafter for a period of two (2) years, the Employee agrees that he shall not, directly or indirectly, (i) compete with the Company, (ii) engage in any line of business in which the Company is engaged on the date of termination of the Employee's employment in any geographic market in which the Company then transacts business, (iii) have any interest, whether as an officer, director, employee, agent, consultant, owner, shareholder (owning more than one percent (1%) of the outstanding capital stock) or otherwise, in any corporation, entity or enterprise engaged in competition with the Company or engaged in any line of business in which the Company is engaged on the date of termination of the Employee's employment, or (iv) interfere in any manner with the business or goodwill of the Company. As used in this Section 7, the term Company shall be deemed to include the Company and all of its subsidiaries and affiliates. The provisions of this Section 7 shall survive any termination of this Employment Agreement.

                  Section 8. Agreement to Provide Services; Right To Terminate.

                             (a) No Right of Employment. Nothing in this
Employment Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company. The Company or the Employee may terminate the Employee's employment at any time, subject to the Company's obligation to provide the payments and benefits set forth in this Employment Agreement upon such termination, if any.

                             (b) No Other Rights. The Employee acknowledges that
from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other

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representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Employment Agreement.

                  Section 9. Exclusivity of Rights. If the Employee becomes entitled to and receives all of the payments and benefits provided for in this Employment Agreement in the event of a termination of employment, the Employee hereby waives the Employee's right to receive payments provided for under any other severance agreement, plan or program; it being acknowledged, however, that pursuant to Section 6(a) the provisions of the Executive Severance Agreement shall govern in the event of a Triggering Termination during a Change of Control Period or a termination resulting from a breach of Section 16 of such Executive Severance Agreement.

                  Section 10. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                           If to the Company, to:

                           SPS Technologies, Inc.
                           101 Greenwood Avenue
                           Suite 470
                           Jenkintown, Pennsylvania
                           Attention:  Corporate Secretary

                           If to the Employee, to:

                           John S. Thompson
                           43 Woodcliff Road
                           Wellesley, Massachusetts 02481

or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after

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deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

                  Section 11. Governing Law. This Employment Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

                  Section 12. Contents of Agreement, Amendment and Assignment.

                              (a) Entire Agreement. This Employment Agreement
supersedes all prior understandings and agreements and, together with the Executive Severance Agreement and the confidentiality agreement referred to therein, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or amended except upon written amendment executed by the Employee and approved by the Board and executed on the Company's behalf by a duly authorized officer.

                              (b) Binding Provisions. All of the terms and
provisions of this Employment Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto. This Employment Agreement, being one for the personal services of the Employee, shall not be assignable by the Employee.

                  Section 13. Severability. If any provision of this Employment Agreement or application thereof to anyone or under any circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Employment Agreement which can be given effect without the invalid or unenforceable provision or application, and it is the desire and intent of the parties that the court modify any such provision so determined to be invalid or unenforceable so as to make such provision valid and enforceable in accordance with applicable law.

                  Section 14. Remedies Cumulative; No Waiver. No right conferred by this Employment Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter

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existing at law or in equity. No delay or omission by either party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof. In addition to any other remedies to which it may be entitled, in the event of a breach or threatened breach of Section 7 hereof, the parties agree that the Company would suffer irreparable harm and that money damages would be inadequate. Accordingly, the Company shall be entitled to injunctive and other equitable relief.

                  Section 15. Miscellaneous. All Section headings are for convenience only. This Employment Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Employment Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Employment Agreement as of the date first above written.


Attest:                                               SPS TECHNOLOGIES, INC.



_________________________                             By:_______________________
Secretary


                                                      EMPLOYEE:


_________________________                             __________________________
Witness                                               John S. Thompson


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